UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in the Size of the Board of Directors

On October 1, 2020, the Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) increased the size of the Board from eight (8) to ten (10) directors.

Election of Ms. Anne DelSanto and Ms. Lanesha Minnix to the Board of Directors

On October 1, 2020, the Board of the Company elected Ms. Anne DelSanto and Ms. Lanesha Minnix to serve as members of the Board effective immediately.  Ms. DelSanto and Ms. Minnix will stand for re-election at the 2021 Annual Meeting of Stockholders. The Board anticipates appointing Ms. DelSanto and Ms. Minnix to one or more committees of the Board at a later date.

Ms. DelSanto is 56 years old and has principally served as a limited partner at Operator Collective, a consulting company, since December 2019. Ms. DelSanto has also served as a limited partner at Stage 2 Capital, a consulting company, since March 2019. From February 2018 to April 2019, Ms. DelSanto served as the Executive Vice President and General Manager of Platform at Salesforce.com, Inc. (“Salesforce”), a customer relationship management company. Prior to such role, she served in various executive-level roles at Salesforce, including as the Executive Vice President, Americas Solution Engineering & Cloud Sales from February 2016 to February 2018; Executive Vice President, Global Solution Engineering and Cloud Specialist Sales from February 2015 to February 2016; and Senior Vice President, Global Solutions Engineering from October 2012 to February 2015. Prior to joining Salesforce, Ms. DelSanto served in various roles of increasing responsibility in pre-sales from 1999 to 2012 at Oracle Corporation (“Oracle”), an information technology and services company, including most recently as Group Vice President, Sales Engineering from February 2012 to September 2012; and Vice President of Sales Engineering from 2007 to February 2012. She began her career in 1985 as an account systems engineer at IBM, an information technology and services company.  Ms. DelSanto is a veteran technology executive with more than three decades of experience driving organizations towards exponential growth. Ms. DelSanto serves as a member of the board of directors of Juniper Networks, Inc., a publicly traded provider of high-performance networking & cybersecurity solutions, and is a member of its Nominating and Governance committee. Ms. DelSanto also serves as a member of the board of directors of New Relic, Inc., a publicly traded observability platform company.

Ms. Minnix is 45 years old and has served as Senior Vice President, Chief Legal Officer and Corporate Secretary of Flowserve Corporation, a publicly traded manufacturer of engineered and industrial pumps, valves and seals for a range of industries, including oil and gas, power, chemical, water, pharmaceuticals and food processing, since June 2018.  Prior to joining Flowserve Corporation, Ms. Minnix served as Senior Vice President and General Counsel for BMC Stock Holdings, Inc. (“BMC”), a leading provider of diversified building products and services, from June 2017 until June 2018. Prior to joining BMC, Ms. Minnix served as Vice President, Deputy General Counsel and Chief Compliance Officer for ABM Industries Incorporated (“ABM”), a facility solutions company, from May 2012 until May 2017. Prior to joining ABM, Ms. Minnix held roles with increasing responsibility at both Royal Dutch Shell/Shell Oil Company and Sprint Corporation. Ms. Minnix began her career as a corporate associate at the law firm of K&L Gates.

There is no arrangement or understanding between each of Ms. DelSanto or Ms. Minnix and any other persons pursuant to which each was selected as a director of the Company.  Additionally, there is no transaction between Ms. DelSanto or Ms. Minnix and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that both Ms. DelSanto and Ms. Minnix are independent under the listing standards of the NASDAQ Global Select Market.

Ms. DelSanto and Ms. Minnix will each be entitled to receive compensation for their services on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. In addition, in connection with their election to the Board and since they joined nearly mid-way through the current director term, Ms. DelSanto and Ms. Minnix were each granted restricted common stock units in the Company with a value of approximately $113,516 representing roughly 7/12th of the value of restricted stock granted to other directors on April 30, 2020. The restricted common stock units were granted pursuant to the Company’s 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”), and such restricted common stock units will vest on April 30, 2021. A copy of the 2017 Plan was filed as Exhibit 10.19 to the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 15, 2018.

Also in connection with their election to the Board, each of Ms. DelSanto, Ms. Minnix and the Company will execute the Company’s standard form of director indemnification agreement that provides, among other things, that the Company will indemnify and hold each of Ms. DelSanto and Ms. Minnix harmless for losses and expenses resulting from claims arising out of, or related to, the fact that they were directors of the Company. The form of director indemnification agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 14, 2009.

Item 8.01 Other Events.

On October 1, 2020, the Company issued a press release entitled “Advanced Energy Announces Appointment of Anne DelSanto and Lanesha Minnix to its Board of Directors.” Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated October 1, 2020

104	The cover page from Advanced Energy Industries, Inc. Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: October 1, 2020	Thomas O. McGimpsey
Executive Vice President and Chief Administrative Officer